Exhibit 99.1

FOR IMMEDIATE RELEASE

Ligand and Agenus Enter Into $100 Million Royalty Financing Agreement

Capital infusion will support botensilimab and balstilimab (BOT/BAL) clinical development, confirmatory Phase 3 trial, and launch readiness activities

Ligand entitled to royalties and milestone payments on six Agenus-partnered programs as well as royalties on future global net sales generated by BOT/BAL

Transaction allows for a syndication of up to an additional $125 million in capital

JUPITER, Fla. and LEXINGTON, Mass., May 7, 2024 - Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) and Agenus Inc. (Nasdaq: AGEN), a leader in discovering and developing novel immunological agents to treat various cancers, today announced that the companies have entered into a royalty financing agreement to support Agenus’ key development initiatives in the ongoing BOT/BAL clinical development program, including its planned confirmatory Phase 3 trial in its lead indication of patients with metastatic, relapsed/refractory colorectal cancer not microsatellite instability-high (MSI-H) or deficient mismatch repair (dMMR), who are without active liver metastases (r/r MSS CRC NLM), along with other launch readiness activities.

Under the terms of the agreement, Ligand will pay $75 million to Agenus at closing. In addition, Ligand has the option to invest an additional $25 million on the same terms on a pro rata basis. In return for the initial $75 million payment, Ligand will receive 18.75% of the future royalties and 31.875% of the future milestone payments related to six of Agenus’ clinical-stage partnered oncology programs, including BMS-986442 (Bristol Myers Squibb), AGEN2373 (Gilead Sciences), INCAGN2385 and INCAGN2390 (Incyte), MK-4830 (Merck), and UGN-301 (UroGen Pharma). Ligand’s portion of the milestones related to these six programs has the potential to exceed $400 million, with royalties in the low single digits. In addition, Ligand will also receive a 2.625% royalty on future global net sales generated by BOT/BAL. The royalties and milestone payments owed to Ligand could be adjusted up or down based upon pre-determined future events and achievements of certain milestones.

“This partnership with Agenus gives us an interest in multiple oncology products diversified across targets and indications, including royalties on BOT/BAL and several partnered oncology programs being developed by experienced biopharmaceutical companies,” commented Todd Davis, CEO of Ligand. “We are encouraged by Agenus’ progress to move BOT/BAL forward in the metastatic, relapsed/refractory colorectal cancer setting, in addition to other major indications, including pancreatic cancer, lung cancer, and melanoma. This demonstrates the potential value BOT/BAL could deliver to patients, as well as the significant revenue potential of this broad and highly differentiated program. Our seasoned investment team spent significant time and effort conducting diligence on each of these unique and valuable assets.”

As part of the agreement, the companies have also agreed to allow Agenus to syndicate up to an additional $125 million, potentially bringing the total capital infusion up to $200 million. This strategic collaboration will further validate BOT/BAL’s potential as a transformative treatment for patients with solid tumor malignancies and enhances Agenus’ ability to advance this promising therapy.

Garo Armen, Chairman and Chief Executive Officer of Agenus, commented, “We are pleased to partner with Ligand, a company that recognizes the paradigm-shifting potential of BOT/BAL in delivering benefit to patients across the solid tumor landscape. Ligand also recognizes the potential impact of our ongoing partnered programs, many of which are showing promise in the clinic. This collaboration enables both parties to benefit in the future potential success of these assets while simultaneously enabling Agenus to accelerate our efforts to bring BOT/BAL to patients in need.”

Over 900 patients have been treated with BOT/BAL in clinical trials across nine different difficult to treat solid tumor cancers. The novel therapeutic regimen has demonstrated the potential to be combined with chemotherapy and other standard of care therapies, and as an immunotherapy-only combo in CRC, one of the most prevalent solid tumors globally. In April 2023, Agenus was granted Fast Track Designation from the U.S. Food and Drug Administration (FDA) for the investigation of the BOT/BAL combination in patients with r/r MSS CRC NLM. Patients targeted with this designation are heavily pretreated with standard of care chemotherapy, anti-VEGF and anti-EGFR if RAS wild type.

About Agenus

Agenus is a leading immuno-oncology company targeting cancer and infectious diseases with a comprehensive pipeline of immunological agents. The company’s mission is to expand patient populations benefiting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on Agenus’ website and social media channels.

About Botensilimab

Botensilimab is an investigational multifunctional anti-CTLA-4 immune activator (antibody) designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to "cold" tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

Over 900 patients have been treated with botensilimab in phase 1 and phase 2 clinical trials. Botensilimab alone, or in combination with Agenus’ investigational PD-1 antibody, balstilimab, has shown clinical responses across nine metastatic, late-line cancers. For more information about botensilimab trials, visit www.clinicaltrials.gov with the identifiers NCT03860272, NCT05608044, NCT05630183, and NCT05529316.

About Agenus Partnered Programs

BMS 986-442 is a novel first-in-class anti-TIGIT and CD96 bispecific antibody engineered with an enhanced Fc region for high binding affinity and improved T and NK cell activation. MK-4830 is a potentially first-in-class human IgG4 monoclonal antibody targeting the immunoglobulin-like transcript 4 (ILT4) receptor. AGEN2373 is a fully human monoclonal antibody designed to boost the immune response to cancer cells by enhancing CD137 co-stimulatory signaling in activated immune cells. The unique binding properties of AGEN2373 are expected to limit its activity outside of the tumor site and mitigate toxicities that may be associated with systemic activation of CD137 in humans.UGN-301 (zalifrelimab) is a novel, fully human monoclonal immunoglobulin G1 (IgG1) designed to block CTLA-4 (cytotoxic T-lymphocyte associated antigen 4) from interacting with its ligands CD80 and CD86. CTLA-4 is a negative regulator of immune activation that is considered a foundational target within the immuno-oncology market. UroGen has a license to use zalifrelimab via intravesical delivery for treatment of cancers of the urinary tract. INCAGN2385, a novel human Fc silent IgG1 monoclonal antibody targeting LAG-3, blocking binding to MHC II. INCAGN3920, a novel recombinant human IgG1 monoclonal antibody targeting TIM-3.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing our technologies or both. Its business model seeks to generate value for stockholders by creating a diversified portfolio of biopharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Ligand’s goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Its business model focuses on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing its technology to help partners discover and develop medicines. Ligand partners with other pharmaceutical companies to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate its revenue. Ligand’s Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand has established multiple alliances, licenses and other business relationships with the world’s leading biopharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Takeda, Gilead Sciences and Baxter International. For more information, please visit www.ligand.com. Follow Ligand on X @Ligand_LGND.

We use our investor relations website and X as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our website and our X account, in addition to following our press releases, SEC filings, public conference calls and webcasts.

Forward-Looking Statements

This news release contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: Ligand’s future royalty payments due under its agreement with Agenus, the potential impact of six Agenus-partnered programs with some of the leading biopharma companies in the world, including BMS-986442 (Bristol Myers Squibb), AGEN2373 (Gilead Sciences), INCAGN2385 and INCAGN2390 (Incyte), MK-4830 (Merck), and UGN-301 (UroGen Pharma), the trial and regulatory success of Agenus’ upcoming Phase 3 trial of botensilimab in combination with balstilimab (“BOT/BAL”) for patients with metastatic, refractory colorectal cancer that is not MSI-H/dMMR and who do not have liver metastases, the potential high patient impact, and revenue potential, of BOT/BAL program, the paradigm-shifting potential of BOT/BAL program in delivering benefits to patients across the metastatic solid tumor landscape and in generating significant revenues, Ligand may not receive expected revenue under this agreement or others, Ligand or its partners may not be able to protect their intellectual property, and patents covering certain products and technologies may be challenged or invalidated which could expose Ligand to significant liabilities and have a material adverse effect on the company. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price. Additional information concerning these and other risk factors affecting Ligand can be found in prior press releases available at www.ligand.com as well as in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release, including the possibility of additional license fees and milestone revenues we may receive. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements relating regarding partnered programs, including BMS-986442, AGEN2373, INCAGN2385, INCAGN2390, MK-4830, and UGN-301 and to the use of botensilimab and balstilimab, for instance, statements regarding therapeutic benefit and efficacy, mechanism of action (including validation of mechanism of action), potency, durability, and safety profile (including the absence of specific toxicities) of the Company’s therapeutic candidates; and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "plans," "forecasts," "estimates," "will," “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Contacts

For Ligand:

Investors:

Michael Jeong

investors@ligand.com

(561) 214-4232

LifeSci Advisors

Bob Yedid

bob@lifesciadvisors.com

(516) 428-8577

Media:

Kellie Walsh

media@ligand.com

(914) 315-6072

For Agenus:

Investors:
(917) 362-1370
investor@agenusbio.com

Media:
(612) 839-6748
communications@agenusbio.com